UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

INFORMATION STATEMENT PURSUANT TO SECTION 14C

OF THE SECURITIES EXCHANGE ACT OF 1934

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PLAYERS NETWORK

(Name of Registrant as Specified In Its Charter)

N/A

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PLAYERS NETWORK

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

INFORMATION STATEMENT

This Information Statement (this "Information Statement") is being furnished to all holders of shares of Common Stock, par value $0.001 per share ("Common Stock"), all holders of shares of Series A Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), and all holders of shares of Series B Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") of record at the close of business on March 28, 2013, (collectively, the "Stockholders") of Players Network, a Nevada corporation (the "Company"), with respect to certain corporate actions of the Company. This Information Statement is first being provided to the Stockholders on or about May 8, 2013.

The corporate actions involve one (1) proposal providing for the following:

1. To approve the increase in the authorized number of shares from 175,000,000 shares, of which 150,000,000 are shares of common stock and 25,000,000 share shares of preferred stock, to 625,000,000 shares, of which 600,000,000 are shares of common stock and 25,000,000 are shares of preferred stock.

ONLY THE STOCKHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MARCH 28, 2013 ARE ENTITLED TO NOTICE OF THE PROPOSAL. PRINCIPAL STOCKHOLDERS WHO COLLECTIVELY HOLD IN EXCESS OF FIFTY PERCENT (50%) OF THE COMPANY'S SHARES OF VOTING CAPITAL STOCK ENTITLED TO VOTE ON THE PROPOSAL HAVE VOTED IN FAVOR OF THE PROPOSAL. AS A RESULT, THE PROPOSALS HAVE BEEN APPROVED WITHOUT THE AFFIRMATIVE VOTE OF ANY OTHER STOCKHOLDERS OF THE COMPANY.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Mark Bradley
Mark Bradley, Chief Executive Officer

Las Vegas, Nevada

May 6, 2013

Table of Contents

ABOUT THE INFORMATION STATEMENT	1

What Is The Purpose Of The Information Statement?	1

Who Is Entitled To Notice?	1

Who Are The Principal Stockholders And How Many Votes Are They Entitled to Cast?	1

What Corporate Matters Will The Principal Stockholders Vote For And How Will They Vote?	2

What Are The Recommendations of the Board of Directors?	2

What Vote Is Required To Approve Each Proposal?	2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	3

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	4

EXECUTIVE COMPENSATION	5

Summary Compensation Table	5

Employment Contracts	6

Outstanding Equity Awards at Fiscal Year-End	6

DESCRIPTION OF SECURITIES	7

Common Stock	7

Preferred Stock	7

Warrants and Options	8

Anti-Takeover Effects Of Provisions Of The Articles Of Incorporation, Bylaws And Nevada Law	9

Transfer Agent and Registrar	9

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON	9

ADDITIONAL INFORMATION	9

PROPOSAL TO INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED STOCK	9

Purpose of Increase in the Number of Shares of Authorized Stock	10

Advantages and Disadvantages of Increasing Number of Shares of Authorized Stock	10

Recommendation of the Board of Directors	10

No Voting of Stockholders Required	10

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS	10

PLAYERS NETWORK

1771 E. Flamingo Road, #201-A

Las Vegas, NV 89119

INFORMATION STATEMENT

This Information Statement (this "Information Statement") contains information related to certain corporate actions of Players Network, a Nevada corporation (the "Company"), and is expected to be mailed on or about May 8, 2013 to all holders of shares of Common Stock, par value $0.001 per share ("Common Stock"), all holders of shares of Series A Preferred Stock, par value $0.001 per share ("Series A Preferred Stock"), and all holders of shares of Series B Preferred Stock, par value $0.001 per share ("Series B Preferred Stock") of record at the close of business on March 28, 2013 (collectively, the "Stockholders")

ABOUT THE INFORMATION STATEMENT

WHAT IS THE PURPOSE OF THE INFORMATION STATEMENT?

This Information Statement is being provided pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, to notify the Stockholders, as of the close of business on March 28, 2013 (the "Record Date"), of the corporate actions taken pursuant to the written consent of certain principal stockholders.

Specifically, holders of common shares and holders of our Series A Preferred Stock and Series B Preferred Stock acted upon certain corporate matters outlined in this Information Statement, which took place on April 29, 2013, consisting of: the approval of the increase in the authorized number of shares from 175,000,000 shares, of which 150,000,000 are shares of common stock and 25,000,000 are shares of preferred stock, to 625,000,000 shares, of which 600,000,000 are shares of common stock and 25,000,000 are shares of preferred stock.

WHO IS ENTITLED TO NOTICE?

All holders of shares of Series A Preferred Stock, Series B Preferred Stock, and Common Stock on the close of business on the Record Date will be entitled to notice of each matter voted upon by the principal stockholders pursuant to the written consent of the principal stockholders. Specifically, the holder of certain common shares and holders of outstanding shares of Series A Preferred Stock, and Series B Preferred stock, which constitute a majority of all shares eligible to vote, has voted in favor of the Proposals listed in this notice. Under Nevada corporate law Section NRS 78.320, all the activities requiring stockholder approval may be taken by obtaining the written consent and approval of more than a majority (greater than 50.00%) of the holders of voting stock entitled to vote in lieu of a meeting of the stockholders.

Because certain holders of more than fifty percent of voting stock entitled to vote, voted in favor of the Proposals, no action by the minority stockholders in connection with the Proposals set forth herein is required.

WHO ARE THE PRINCIPAL STOCKHOLDERS AND

HOW MANY VOTES ARE THEY ENTITLED TO CAST?

Mark Bradley, a member of our Board of Directors and CEO, is the holder of 12,921,652 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock with Voting rights of 25 votes per share of Series A Preferred Stock; and Michael Berk, a member of our Board of Directors and President of Programming, is the holder of 4,823,127 shares of Common Stock and 1,000,000 shares of Series A Preferred Stock with Voting Rights of 25 votes per share of Series A Preferred Stock; Ed Winfield is the holder of 2,201,680 shares of Common Stock, Ari Stein is the holder of 1,191,129 shares of Common Stock, and Alan Golden is the holder of 840,000 shares of Common Stock.

The voting rights of the above named individuals represent 50.2% of the 143,285,375 total of Common and Series A Preferred and Series B Preferred shares issued and outstanding voting rights of the Company.

1

WHAT CORPORATE MATTERS HAVE THE PRINCIPAL STOCKHOLDERS VOTED FOR?

The principal stockholders that hold a greater than a majority, 50.2% of the total issued and outstanding voting Rights of the Company have voted by written consent for the approval and ratification of both of the Board of Directors proposals described in this Information Statement.(1)

			Percent of	Percent of
			Ownership	All Voting
Class / Series of	Shareholder	Shares	Of Class	Rights

Series A Preferred	Mark Bradley	1,000,000	50.0%	17.4%
Common	1771 E. Flamingo Road	12,921,652	15.7%	9.1%
	Las Vegas, NV 89119

Series A Preferred	Michael Berk	1,000,000	50.0%	17.4%
Common	1771 E. Flamingo Road	4,823,127	5.9%	3.4%
	Las Vegas, NV 89119

Common	Ed Winfield	2,201,680	2.7%	1.5%
	1771 E. Flamingo Road
	Las Vegas, NV 89119

Common	Ari Stein	1,191,129	1.5%	0.8%
	1990 Noche Buena Street
	Seaside, CA 93955

Common	Alan H. Golden	840,000	1.0%	0.6%
	7814 Stable Way
	Potomac, MD 20854

NOTES:

(1) Based on 2,000,000 shares of Series A Preferred stock, with voting rights of 50,000,000 together with the affirmative vote of common shares, and 82,195,972 shares of our common stock issued and outstanding as of March 28, 2013 Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount if shares beneficially owned by such person (and only such person) by person of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on March 28, 2013.

WHAT ARE THE RECOMMENDATION OF THE BOARD OF DIRECTORS?

On March 28, 2013, the Board of Directors unanimously adopted resolutions approving the Proposals. The Board of Directors recommends adoption of the Proposals.

WHAT VOTE IS REQUIRED TO APPROVE THE PROPOSAL?

A vote of the majority of the voting capital stock is required to approve the Proposal. As a result, a vote to approve the Proposal by a majority of the aggregate voting rights held by the holders of the Common Stock and Series A Preferred Stock is sufficient to approve the Proposal. In this instance, 50.2% of the outstanding shares of voting stock have approved the Proposal.

2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock March 28, 2013, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after March 28, 2013 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock. Unless otherwise indicated, the address of each listed stockholder is c/o Players Network, 1771 E. Flamingo Road, #201A-1, Las Vegas, NV 89119.

				Series A		Series B
	Common Stock			Preferred Stock		Preferred Stock
Name of Beneficial Owner(1)	Number of Shares		% of Class (2)	Number of Shares	% of Class(3)	Number of Shares		% of Class(4)	Total Voting Power(13)
Officers and Directors:
Mark Bradley, CEO and Director(5)	17,221,217		19.9%	1,000,000	50%	-			26.5%
Michael Berk, President of Programming and Director(6)(7)	5,173,127		6.3%	1,000,000	50%	-			20.8%
Doug Miller, Director(8)(9)	950,000		1.1%	-	-	-			*
James Bates, Director(10)	500,000		*	-	-	-			*
Directors and Officers as a Group (5 persons)	23,844,344		27.4%	2,000,000	100%	4,349,339		100%	47.3%
5% Holders:
David W. Tice	7,554,768	(11)	9.2%	-	-	4,349,339	(12)	100%	13.0%(14)

* less than 1%

(1) Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock or Series A Preferred Stock owned by such person.

(2) Percentage of beneficial ownership is based upon 82,195,972 shares of Common Stock outstanding as of March 28, 2013. For each named person, this percentage includes Common Stock that the person has the right to acquire either currently or within 60 days of March 28, 2013, including through the exercise of an option; however, such Common Stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(3) Percentage of beneficial ownership is based upon 2,000,000 shares of Series A Preferred Stock outstanding as of March 28, 2013.

(4) Percentage of beneficial ownership is based upon 4,349,339 shares of Series B Preferred Stock outstanding as of March 28, 2013.

(5) Includes stock options to purchase 4,299,565 shares of Common Stock exercisable within 60 days of March 28, 2013 and 25,000 shares held for the benefit of Mr. Bradley’s minor daughter.

(6) Includes (i) 38,000 shares held by MJB Productions, which is 100% owned by Mr. Berk, (ii) options to purchase 350,000 shares of Common Stock exercisable within 60 days of March 28, 2013.

(7) Excludes (i) 125,000 shares held by Mr. Berk’s ex-wife, and (ii) 125,000 shares by Mr. Berk’s adult son.

(8) Includes options to purchase 850,000 shares of Common Stock exercisable within 60 days of March 28, 2013.

(9) Excludes (i) 100,000 shares held by Mr. Miller’s adult son.

(10) Includes options to purchase 350,000 shares of Common Stock exercisable within 60 days of March 28, 2013.

(11) Information based on Schedule 13D filed with the SEC on October 19, 2011, Form 4 filed on October 10, 2011 and October 11, 2011 and the Company’s shareholder reports.

(12) Includes 4,349,339 shares of Convertible Series B Preferred held by Tice Capital, LLC, and convertible into 5,544,702 shares of common stock on March 28, 2013. Mr. Tice is the sole member and manager of Tice Capital, LLC and has voting and dispositive control over the shares held by Tice Capital, LLC. Therefore, Mr. Tice is deemed to be the beneficial owner of these shares.

(13) Series A Preferred Stock carries preferential voting power of 25:1. Both MR. Bradley and Mr. Berk hold 1 million shares of Series A Preferred Stock, and carry 25 million additional votes each.

(14) Includes 5,544,702 votes based on Mr. Tice’s Series B Preferred Stock Warrants that are convertible into common shares and carry an equal number of common stock votes.

3

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their ages and titles as of March 28, 2013 are as follows:

Name of Director	Age	Position
Mark Bradley	50	Chief Executive Officer, Principal Financial Officer and Chairman
Michael Berk	66	President of Programming and Director
Doug Miller	67	Director
Jim Bates(1)	56	Director

(1)Appointed January 8, 2013

MARK BRADLEY founded the Company and has been its Chief Executive Officer and a director since 1993. Mr. Bradley was a staff producer/director at United Artists where he produced original programming and television commercials. In 1985 he created the Real Estate Broadcast Network that was the first 24-hour real estate channel. In 1993 he founded Players Network. Mr. Bradley is a graduate of the Producers Program at the University of California Los Angeles. Under his direction, Players Network became the first user of a digital broadcast system for television programming and the first private label gaming network. Mr. Bradley pioneered, developed and executive produced the production of Players Network’s unique gaming-centric programming. Mr. Bradley graduated from the UCLA producer’s program and became a producer/director at United Artists, where he produced original programming, television commercials, multi-camera music videos, live-to-tape sports and a variety show and was studio manager and postproduction supervisor with United Cable Television in Los Angeles. In this capacity he engaged in the production, packaging and syndication of television and film productions for such media venues as HBO, Nickelodeon, Prime Ticket and MTV. As an independent producer/director, Mr. Bradley created and promoted live pay-per-view events, negotiated entertainment programming distribution deals, budgeted and packaged TV programming. In 1985, Mr. Bradley created the Real Estate Broadcast Network, which was credited as being the first 24-hour real estate channel. As a founder and Chief Executive Officer of the Company, Mr. Bradley has extensive media production expertise as well as deep knowledge and relationships in the Las Vegas, Nevada entertainment industry. Mr. Bradley’s experience with the Company from its founding also offers the Board insight to the evolution of the Company, including from execution, cultural, operational, competitive and industry points of view.

MICHAEL BERK has been a director since 2000 and was appointed as the Company's president of programming on March 22, 2005. He created and Executive Produced “Baywatch,” the most popular series in television history, and is currently producing a large-budget “Baywatch” feature film for DreamWorks. Mr. Berk wrote and produced the first three-hour movie ever made for television, "The Incredible Journey of Dr. Meg Laurel," the highest-rated movie of the year, averaging a 42 share over three hours, "The Ordeal of Dr. Mudd," another three-hour movie that received two Emmy Awards, "The Haunting Passion," winner of the Venice Film Festival Award and "The Last Song," recipient of the Edgar Allan Poe Award for Mystery Writing. Mr. Berk is also a significant figure in the Las Vegas community. He was a founding Board Member and President of the highly acclaimed “CineVegas” Film Festival, now in its sixth year at the Palms Hotel, and was recognized with the prestigious Las Vegas Chamber of Commerce Community Achievement Award in the category of Entertainment. He also received the Nevada Film Office/Las Vegas Film Critics Society Silver Spike Award for his contributions to the film and television industry in Nevada. Mr. Berk maintains offices both in Hollywood and in Las Vegas. Mr. Berk’s extensive experience and contacts in the media and entertainment industry provides the Company and the Board a unique perspective on this industry and insight into the Company’s business.

DOUGLAS R. MILLER has been a member of the Board of Directors of the Company since 2005. Mr. Miller has served as President, Chief Operating Officer, Secretary and a director of GWIN, Inc., a publicly traded media and entertainment company focused on sports and gaming, since its reorganization in July 2001. Mr. Miller also served as Gwin’s Chief Financial Officer from November 2001 to April 2003. From 1999 to 2001, Mr. Miller served as President of Gwin’s subsidiary, Global Sports Edge, Inc. From 1998 to 1999, Mr. Miller was the Chief Financial Officer of Body Code International, an apparel manufacturer. Mr. Miller holds a B.A. degree in economics from the University of Nebraska, and an MBA degree from Stanford University. Mr. Miller serves on the compensation committee of the Company’s Board of Directors. Mr. Miller’s experience running media companies as well as publicly traded companies provides him with an understanding of the operation of other boards of directors that he can contribute in his role as a member of the Board.

JIM BATES has an extensive track record of success in digital media, cable, sales, distribution, marketing and advertising. Jim is proficient at developing and implementing strategies to increase market share and profitability. He has a history of involvement in successful cable programming startup properties, including ESPN, The Golf Channel (grew TGC’s distribution 500%, from 7M to 42M homes), Sports Channel New York (currently a part of MSG Media) and HRTV. As principal of Blue Line Media Ventures, Jim consults with startups and existing businesses interested in moving into the cable and digital space; advises on crafting strategies, writing business plans, compiling financial models, establishing linear 24x7 models, and launching subscription-based video on demand services to expedite market reach.

4

TERM OF OFFICE

Directors are elected to serve until the next annual meeting of stockholders and until their successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until their successors have been elected and qualified.

SIGNIFICANT EMPLOYEES

We have no significant employees, other than our executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not have an Audit Committee, our board of directors acted as the Company's Audit Committee during fiscal 2012 and 2011, recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

AUDIT COMMITTEE FINANCIAL EXPERT

Our board of directors has determined that if we were required to have a financial expert and/or an audit committee, Doug Miller, a Director, would be considered an “audit committee financial expert,” as defined by applicable Commission rules and regulations.

DIRECTOR INDEPENDENCE

Quotations for our common stock are entered on the OTC Bulletin Board inter-dealer quotation system, which does not have director independence requirements. For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Mr. Miller is not an executive of the corporation , therefore based on the definition of “independent” applicable to audit committee members of Nasdaq-traded companies, our board of directors has further determined that Mr. Miller is considered to be “independent”.

EXECUTIVE COMPENSATION

The following table sets forth certain information relating to all compensation of our named executive officers for services rendered in all capacities to the Company during the years ended December 31, 2012, 2011 and 2010:

Summary Compensation Table
Name and
Principal			Stock	Option
Position	Year	Salary	Awards	Awards	All Other	Total
(a)	(b)	(c)	(e)(1)	(f)(1)	Compensation	Compensation
Mark Bradley,	2012	$63,300	$123,473	$-0-	$-0-	$186,773
Chief Executive Officer	2011	$106,155	$71,800	$14,229	$-0-	$192,184
	2010	$36,204	$103,500	$304,745	$-0-	$444,449

Michael Berk,	2012	$37,806	$108,770	$-0-	$-0-	$146,576
President of Programming	2011	$70,152	$-0-	$14,229	$-0-	$84,381
	2010	$25,000	$5,000	$4,942	$-0-	$34,942

Peter Heumiller,	2012	$1,731	$-0-	$-0-	$-0-	$1,731
President(2)	2011	$70,962	$27,059	$77,201	$-0-	$175,222
(1)	The amounts in columns (e) and (f) reflect the dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2012, 2011 and 2010, in accordance with FASB ASC 718-10 of awards of stock and stock options. Assumptions used in the calculation of this amount are included in the footnotes to our audited financial statements for the fiscal year ended December 31, 2012, included in Part II, Item 8, Financial Statements and Supplementary Data of this Annual Report on Form 10-K.
(2)	Mr. Heumiller was appointed as the Company’s President effective March 1, 2011 and resigned March 12, 2012.
5

EMPLOYMENT CONTRACTS

Mark Bradley, Chief Executive Officer

In 2005 we employed Mr. Bradley under an extension of his employment agreement. This agreement provides that Mr. Bradley is entitled to receive an annual salary of $150,000. Provided that established criteria are met, Mr. Bradley is also entitled to 10% of all royalties that we receive from sources directly resulting from his efforts. On September 1, 2010 we extended Mr. Bradley’s employment under a replacement employment agreement. This agreement provides that Mr. Bradley is entitled to receive an annual salary of $175,000, with an additional monthly automobile allowance of $700. Mr. Bradley is entitled to participate in any and all employee benefit plans established for the employees of the Company. The employment agreement confers upon Mr. Bradley a right of first refusal with respect to any proposed sale of all or a substantial portion of the Company's assets. The employment agreement does not contain a covenant not to compete preventing Mr. Bradley from competing with the Company after the termination of the employment agreement. The employment agreement was renewed for a five (5) year period through August 31, 2015.

Michael Berk, President of Programming

On January 1, 2005, we entered into a five-year employment agreement with Mr. Michael Berk, our President of Programming pursuant to which we agreed to pay Mr. Berk an annual salary of $150,000 plus 10% of all royalties that we receive from sources directly resulting from his efforts. Mr. Berk took an unpaid leave of absence from July 1, 2009 through October 1, 2010, at which time we replaced Mr. Berk’s expired employment agreement. We extended Mr. Berk’s employment under a replacement employment agreement which provides that Mr. Berk is entitled to receive an annual salary of $150,000, with an additional monthly automobile allowance of $700. On October 1, 2010, the employment agreement was renewed for a five (5) year period through August 31, 2015, with amendments to include a monthly automobile allowance of $700.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information with respect to the value of all unexercised options previously awarded to the Named Executive Officers at the fiscal year ended December 31, 2012.

Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (f)	Market Value of Shares or Units of Stock That Have Not Vested ($) (g)
Mark Bradley	100,000	-0-	$0.25	February 7, 2014	-0-	-0-
	1,500,000	-0-	$0.22	July 18, 2014	-0-	-0-
	100,000	-0-	$0.10	February 28, 2013	-0-	-0-
	250,000	-0-	$0.20	November 29, 2013	-0-	-0-
	1,500,000	-0-	$0.15	August 27, 2013	-0-	-0-
	50,000	-0-	$0.20	January 8, 2013	-0-	-0-
	250,000	-0-	$0.20	January 8, 2013	-0-	-0-
Michael Berk	100,000	-0-	$0.25	February 7, 2014	-0-	-0-
	100,000	-0-	$0.10	February 28, 2013	-0-	-0-
	250,000	-0-	$0.20	November 29, 2013	-0-	-0-
	50,000	-0-	$0.20	January 8, 2013	-0-	-0-
	250,000	-0-	$0.20	January 8, 2013	-0-	-0-
(1)	All outstanding options were fully vested on the date of grant.

6

Termination of Employment; Severance Agreements

Mr. Bradley and Mr. Berk are each parties to employment agreements with the Company that provide for severance benefits in the event their employment is terminated by the Company (other than as a result of death or for cause) or by the employee as a result of a material breach by the Company of the employment agreement. In the event of such termination, the employee will be entitled to his base salary and all benefits for the remainder of the term of the employment agreement plus a lump sum cash payment in an amount equal to two times his then current base salary and annual bonus (without regard to the performance requirements associated with such bonus). In addition, all outstanding stock options will be immediately vested. If the employee or his family is ineligible under the terms of any insurance to continue to be covered, the Company will either provide substantially equivalent coverage or pay the employee a lump sum payment equal to the value of the continuation of such insurance coverage.

Director Compensation

The table below summarizes the compensation that we paid to non-employee directors for the years ended December 31, 2012.

		Stock	Option	All Other
		Awards	Awards	Compensation	Total
Name		($)	($)	($)	($)
(a)	Year	(c)	(d)	(g)(1)	(h)
Doug Miller(1)	2012	$-0-	$16,807	$-0-	$16,807

The amounts in columns (c) and (d) reflect the fair value dollar amount recognized for financial statement reporting purposes for the years ended December 31, 2012, in accordance with FASB ASC 718-10-30-2 of awards of stock and stock options and thus include amounts from awards granted in and prior to 2012. Assumptions used in the calculation of this amount are included in the footnotes to our audited financial statements for the year ended December 31, 2012 included in Part II, Item 8, Financial Statements and Supplementary Data of this Annual Report on Form 10-K.

(1)	On February 29, 2012 the Company granted Doug Miller cashless options to purchase 300,000 shares of its common stock in exchange for services rendered as a director. The options carry an exercise price of $0.08 per share, exercisable over 36 months from the grant date.

DESCRIPTION OF SECURITIES

General

We currently have authorized 150,000,000 shares of $0.001 par value common stock, 2,000,000 shares of Convertible Series A $0.001 par value preferred stock and 10,873,347 Convertible Series B $0.001 par value preferred stock.

Common Stock

As of March 28, 2013, we have 82,195,972 shares of common stock $0.001 par value were issued and outstanding and held by 289 stockholders of record. Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote.

Preferred Stock

As of March 28, 2013, 2,000,000 shares of Series A preferred stock were issued and outstanding and held by two stockholders of record. Holders of our of Series A $0.001 par value preferred stock are entitled to 25 votes for each share on all matters submitted to a stockholder vote. As of March 28, 2013, 4,349,339 shares of Series B $0.001 par value preferred stock common stock were issued and outstanding and held by one stockholder of record. Holders of the Company’s Series B Preferred Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Series B Preferred Stock have the right to designate or elect one of the Company’s directors and holders of our of Series A and Series B Preferred Stock voting together as a single class have the right to designate or elect one of the Company’s directors.

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Dividends

Since inception we have not paid any dividends on our $0.001 par value common stock. We currently do not anticipate paying any cash dividends in the foreseeable future on our common stock, when issued pursuant to this offering. Although we intend to retain our earnings, if any, to finance the development and growth of our business, our Board of Directors will have the discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements, and other factors, which our Board of Directors may deem relevant.

Warrants and Options

Options Granted

On February 29, 2012 the Company’s Board of Directors granted 150,000 cashless stock options as compensation for business development services to a consultant. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $8,404.

On February 29, 2012 the Company’s Board of Directors granted 300,000 cashless stock options as compensation for service on the Board of Directors to one of its directors. The options are exercisable until February 28, 2015 at an exercise price of $0.08 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 207% and a call option value of $0.0560, was $16,807.

Warrants Granted

On April 20, 2012, the Company granted 120,000 warrants, exercisable at $0.15 per share over a three year period as part of the sale of a unit offering, including the sale of 120,000 shares of common stock, in exchange for total proceeds of $12,000 received from the Company’s CEO. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On August 9, 2012 the Company issued warrants to purchase 200,000 shares at $0.18 per share, exercisable for 60 months in exchange for cash proceeds of $50,000 received pursuant to a convertible debenture. The proceeds received were allocated between the debenture and warrants on a relative fair value basis.

On February 14, 2012 the Company issued warrants to purchase 80,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $8,000 from the Company’s CEO in conjunction with the sale of 80,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

On January 15, 2012 the Company issued warrants to purchase 250,000 shares at $0.15 per share, exercisable for 36 months in exchange for cash proceeds of $25,000 in conjunction with the sale of 250,000 shares of common stock. The proceeds received were allocated between the common stock and warrants on a relative fair value basis.

Options and Warrants Cancelled

A total of 2,299,000 options were forfeited and cancelled with the departure of two of the Company’s Directors and one of its Officers during the year ended December 31, 2012.

No warrants were cancelled during the year ended December 31, 2012.

Options and Warrants Expired

During the year ended December 31, 2012, a total of 1,100,000 options and 2,407,780 warrants that were outstanding as of December 31, 2011 expired.

Options Exercised

No options were exercised during the year ended December 31, 2012.

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ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE ARTICLES OF INCORPORATION, BYLAWS AND NEVADA LAW

AUTHORIZED AND UNISSUED STOCK

The authorized but unissued shares of our Common Stock are available for future issuance without the approval of our stockholders. These additional shares may be utilized for a variety of corporate purposes including but not limited to future public or direct offerings to raise additional capital, corporate acquisitions and employee incentive plans. The issuance of such shares may also be used to deter a potential takeover of the Company that may otherwise be beneficial to our stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Board. A takeover may be beneficial to stockholders because, among other reasons, a potential suitor may offer stockholders a premium for their shares of stock compared to the then-existing market price.

NEVADA ANTI-TAKEOVER LAWS

Nevada Revised Statutes ("NRS") Sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply.

The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The restrictions on the acquisition of controlling interests contained in NRS Sections 78.378 to 78.3793 apply only to a Nevada corporation that:

(a) has 200 stockholders of record (at least 100 of whom have addresses in the State of Nevada appearing on the stock ledgers of the corporation); and

(b) does business in the State of Nevada, either directly or through an affiliated corporation.

Currently, we do have 200 stockholders of record, and we do have stockholders of record with addresses in the State of Nevada, and conduct business in the State of Nevada, the anti-takeover provisions contained in NRS Sections 78.378 to 78.3793 do apply to us, and are likely to continue to apply to us in the foreseeable future.

TRANSFER AGENT AND REGISTRAR

Our transfer agent is Registrar and Transfer Company, Pacific Stock Transfer and its phone number is (702) 361-3033.

INTEREST OF CERTAIN PERSONS IN OPPOSITION TO MATTERS TO BE ACTED UPON

(a) No officer or Director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or Director of the Company.

(b) No Director in good standing with the Company has informed the Company that he intends to oppose the actions to be taken by the Company as set forth in this Information Statement.

ADDITIONAL INFORMATION

Additional information concerning Players Network, including its annual and quarterly reports filed with the SEC, may be accessed through the SEC's EDGAR archives at www.sec.gov.

PROPOSAL TO INCREASE THE NUMBER OF SHARES OF AUTHORIZED STOCK

The Company proposes the increase in the authorized number of shares from 175,000,000 shares, of which 150,000,000 are shares of common stock and 25,000,000 share shares of preferred stock, to 625,000,000 shares, of which 600,000,000 are shares of common stock and 25,000,000 are shares of preferred stock.

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PURPOSE OF INCREASE IN THE NUMBER OF SHARES OF AUTHORIZED STOCK

The increase in the number of authorized shares, specifically increasing the number of authorized shares of common stock from 150,000,000 to 600,000,000 will serve two purposes. One, it will provide additional shares which are needed as "reserved" shares as required by certain series of the Company's preferred stock and the exercise of options and warrants outstanding. Two, the additional authorized shares may be used for any proper corporate purpose approved by the Board including, among others, future financing transactions and acquisitions. At present, the Company is limited is this regard due to the relatively small number of authorized but unissued shares.

ADVANTAGES AND DISADVANTAGES OF INCREASE IN

THE NUMBER OF SHARES OF AUTHORIZED STOCK

There are certain advantages of voting for the increase in the number of authorized shares. The advantages include:

* To meet the needs for "reserved" shares presently required by the provisions of certain series of the Company's preferred stock and the exercise of options and warrants outstanding.

* To have shares of Common Stock available to pursue possible financing transactions and business expansion opportunities, if any.

There are certain disadvantages of voting for the increase of authorized shares. The disadvantages include:

* Additional issuances of shares of common stock, not presently available for issuance, for purposes of additional financing or acquisitions could dilute the shares presently owned by the Company's stockholders.

* The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the desires of the Company's Board, at that time.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board unanimously recommended a vote "FOR" the increase in the number of authorized shares.

NO VOTING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes with regard to the proposal to increase the number of authorized shares of the Company's Common Stock. Certain principal stockholders that have voted in favor of this Proposal hold 50.2% of the total issued and outstanding shares of voting stock and accordingly, these principal stockholders have sufficient shares to approve the Proposal.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one (1) Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the documents was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1771 E. Flamingo Road, #201-A Las Vegas, NV 89119, or by calling the Company at (702) 734-3457 and requesting a copy of the Information Statement. A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future Information Statements and annual reports.

By Order of the Board of Directors

Las Vegas, Nevada

May 6, 2013

/s/ Mark Bradley
Mark Bradley, Chief Executive Officer

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